The Howard Hughes Corporation Supplemental Information Three Months Ended December 31, 2022 NYSE: HHC Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 27, 2023. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from equity investees. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Completed or Under Construction Condominiums to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Acquisition / Disposition Activity 27 Other Assets 28 Debt Summary 29 Property-Level Debt 30 Reconciliations of Non-GAAP Measures 32

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of December 31, 2022, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI These terms represent NOI as defined above with the addition of our share of NOI from equity investees. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHC

Q4 2022 Company Performance	
Share Price - December 31, 2022	$ 76.42
Diluted Earnings / Share	$ 1.07
FFO / Diluted Share	$ 1.75
Core FFO / Diluted Share	$ 2.37
AFFO / Diluted Share	$ 2.27


The Park at Ward Village 29%
Q4'22 Condos Contracted 14 units
'A'ali'i 42%
Kō'ula 29%


Bridgeland 54%
Q4'22 MPC EBT $76.7M
The Woodlands/ Woodlands Hills 12%
Summerlin 34%

Recent Company Highlights

HONOLULU, Oct. 20, 2022 (PRNewswire) - Ward Village®, an award-winning 60-acre master planned community located in the heart of Honolulu, broke ground on The Park Ward Village, the neighborhood's eighth residential development with integrated retail.

HOUSTON, Oct. 27, 2022 (PRNewswire) - The Howard Hughes Corporation® (HHC) announced plans for Village Green at Bridgeland Central®, the first phase of commercial development of Northwest Houston's 925-acre mixed-use urban destination in the acclaimed master planned community of Bridgeland®. The 23-acre, mixed-use Village Green will be anchored by an over 100,000-square-foot H-E-B, the top-ranked Texas-based grocery store.

PHOENIX, Oct. 31, 2022 (PRNewswire) - The Howard Hughes Corporation® (HHC) has broken ground on Teravalis™, a 37,000-acre mixed-use master planned community in the Phoenix West Valley projected to include 100,000 homes and 55 million square feet of commercial development.

THE WOODLANDS, Nov. 14, 2022 (PRNewswire) - The Howard Hughes Corporation® (HHC) announced it has been recognized by GRESB for its sustainability leadership, earning the top ranking in the U.S. Diversified Listed peer group for the 2022 GRESB Real Estate Assessment's Standing Investments Benchmark.

COLUMBIA, Dec. 14, 2022 (PRNewswire) - The Howard Hughes Corporation® (HHC) has broken ground on a four-story, $45.8 million medical office building in the Lakefront District in Downtown Columbia®, Maryland, signifying the next phase in the revitalization of the city's urban core.

Operating Portfolio by Region


Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
Seaport
NEW YORK
Ward Village
HAWAII
Teravalis
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q4 2022 Path to Projected Annual Stabilized NOI

Currently Under Construction


Retail
10%
Office
37%
Multi-family
53%
Projected
Stabilized
NOI
$20.2M

Retail Sq. Ft.	26,800
Office Sq. Ft.	233,000
Multi-family Units	557

Currently Unstabilized


Multi-family
54%
Retail
8%
Office
38%
Projected
Stabilized
NOI
$25.3M

Retail Sq. Ft.	80,721
Office Sq. Ft.	318,587
Multi-family Units	830

Currently Stabilized (a)


Other
8%
Retail
21%
Office
51%
Multi-family
20%
Projected
Stabilized
NOI
$317.0M

Retail Sq. Ft.	2,248,413
Office Sq. Ft.	6,202,095
Multi-family Units	4,200

Total


Other
7%
Retail
19%
Office
49%
Multi-family
25%
Projected
Stabilized
NOI
$362.5M

Retail Sq. Ft.	2,355,934
Office Sq. Ft.	6,753,682
Multi-family Units	5,587

Q4 2022 Operating Results by Property Type

Currently Unstabilized


Multi-family
14%
Retail
86%
Q4 '22
Unstabilized
NOI
$0.6M

Currently Stabilized


Other
2%
Office
51%
Retail
23%
Multi-family
24%
Q4 '22
Stabilized
NOI
$54.5M

Total


Other
2%
Office
51%
Retail
24%
Multi-family
23%
Q4 '22
Total
NOI
$55.1M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

(a) Increase in Stabilized square footage from the prior quarter is primarily due to the transfer of 6100 Merriweather Dr and 9950 Woodloch Forest from Unstabilized to Stabilized.

HOWARD HUGHES

6

Financial Summary

thousands except share price and billions	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	FY 2022	FY 2021
Company Profile							
Share price (a)	$ 76.42	$ 55.39	$ 68.05	$ 103.61	$ 101.78	$ 76.42	$ 101.78
Market Capitalization (b)	$3.8b	$2.8b	$3.4b	$5.4b	$5.5b	$3.8b	$5.5b
Enterprise Value (c)	$8.0b	$7.1b	$7.7b	$9.4b	$9.3b	$8.0b	$9.3b
Weighted avg. shares - basic	49,426	49,445	50,786	52,453	54,487	50,513	54,596
Weighted avg. shares - diluted	49,464	49,471	50,822	52,501	54,535	50,558	54,649
Total diluted share equivalents outstanding (a)	49,802	49,901	50,263	52,433	54,068	49,802	54,068
Debt Summary							
Total debt payable (d)	$4,802,188	$4,675,327	$4,847,318	$4,722,552	$4,639,416	$4,802,188	$4,639,416
Fixed-rate debt	$3,610,618	$3,316,050	$3,320,845	$3,197,722	$3,125,559	$3,610,618	$3,125,559
Weighted avg. rate - fixed	4.55 %	4.40 %	4.40 %	4.40 %	4.41 %	4.55 %	4.41 %
Variable-rate debt, excluding condominium financing	$1,142,570	$1,310,277	$1,255,498	$1,291,921	$1,314,674	$1,142,570	$1,314,674
Weighted avg. rate - variable	6.07 %	5.19 %	4.45 %	3.58 %	3.49 %	6.07 %	3.49 %
Condominium debt outstanding at end of period	$ 49,000	$ 49,000	$ 270,975	$ 232,909	$ 199,183	$ 49,000	$ 199,183
Weighted avg. rate - condominium financing	7.00 %	8.14 %	5.00 %	4.79 %	4.77 %	7.00 %	4.77 %
Leverage ratio (debt to enterprise value)	59.40 %	65.16 %	62.36 %	49.63 %	50.64 %	59.40 %	50.64 %
General and Administrative							
General and administrative (G&A)	$ 20,898	$ 19,471	$ 15,512	$ 25,891	$ 20,857	$ 81,772	$ 81,990
Less: Non-cash stock compensation	(1,366)	(1,298)	(1,254)	(1,437)	(2,468)	(5,355)	(9,886)
Cash G&A (e)(f)	$ 19,532	$ 18,173	$ 14,258	$ 24,454	$ 18,389	$ 76,417	$ 72,104

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.
(f) The first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands except percentages	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	FY 2022	FY 2021
Segment Metrics							
Operating Assets							
Operating Asset NOI	$ 52,652	$ 58,657	$ 63,961	$ 50,514	$ 55,364	$ 225,784	$ 218,666
Company's share of NOI from unconsolidated ventures	2,420	2,139	2,386	6,754	2,053	13,699	7,836
Total Operating Assets NOI (a)	$ 55,072	$ 60,796	$ 66,347	$ 57,268	$ 57,417	$ 239,483	$ 226,502
MPC							
MPC Segment EBT	$ 76,660	$ 75,383	$ 71,266	$ 59,678	$ 129,301	$ 282,987	$ 316,607
Seaport							
Seaport NOI	$ (4,910)	$ 1,568	$ (684)	$ (5,742)	$ (5,519)	$ (9,768)	$ (17,563)
Company's share of NOI from unconsolidated ventures (a)	(15,730)	(11,034)	(4,979)	(3,838)	(272)	(35,581)	(592)
Total Seaport NOI (e)	$ (20,640)	$ (9,466)	$ (5,663)	$ (9,580)	$ (5,791)	$ (45,349)	$ (18,155)
Condo Gross Profit							
Condominium rights and unit sales	$ 217,397	$ 418,645	$ 21,420	$ 19,616	$ 464,406	$ 677,078	$ 514,597
Adjusted condominium rights and unit cost of sales (b)	(154,957)	(295,300)	(16,833)	(14,180)	(345,714)	(481,270)	(393,703)
Condo adjusted gross profit	$ 62,440	$ 123,345	$ 4,587	$ 5,436	$ 118,692	$ 195,808	$ 120,894

(a) Company's share of NOI for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.

(b) Excludes $2.7 million charge in the second quarter of 2022 and $20.5 million charge in the first quarter of 2021, for the estimated costs related to construction defects at the Waiea tower. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts December 31, 2022 December 31, 2021 ASSETS Master Planned Communities assets $ 2,411,526 $ 2,282,768 Buildings and equipment 4,246,389 3,962,441 Less: accumulated depreciation (867,700) (743,311) Land 312,230 322,439 Developments 1,125,027 1,208,907 Net investment in real estate 7,227,472 7,033,244 Investments in unconsolidated ventures 246,171 369,949 Net investment in lease receivable 2,895 2,913 Cash and cash equivalents 626,653 843,212 Restricted cash 472,284 373,425 Accounts receivable, net 103,437 86,388 Municipal Utility District receivables, net 473,068 387,199 Notes receivable, net 3,339 7,561 Deferred expenses, net 128,865 119,825 Operating lease right-of-use assets, net 46,926 57,022 Prepaid expenses and other assets, net 272,353 300,956 Total assets $ 9,603,463 $ 9,581,694 LIABILITIES Mortgages, notes and loans payable, net $ 4,747,183 $ 4,591,157 Operating lease obligations 51,321 69,363 Deferred tax liabilities, net 254,336 204,837 Accounts payable and accrued expenses 944,511 983,167 Total liabilities 5,997,351 5,848,524 Redeemable noncontrolling interest — 22,500 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,226,273 issued and 49,801,997 outstanding as of December 31, 2022, 56,173,276 shares issued and 54,065,661 outstanding as of December 31, 2021 564 563 Additional paid-in capital 3,972,561 3,960,418 Retained earnings (accumulated deficit) 168,077 (16,456) Accumulated other comprehensive income (loss) 10,335 (14,457) Treasury stock, at cost, 6,424,276 shares as of December 31, 2022, and 2,107,615 shares as of December 31, 2021 (611,038) (220,073) Total stockholders' equity 3,540,499 3,709,995 Noncontrolling interests 65,613 675 Total equity 3,606,112 3,710,670 Total liabilities and equity $ 9,603,463 $ 9,581,694 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 49,802 54,066 Dilutive effect of stock options (a) — 2 Total diluted share equivalents outstanding 49,802 54,068 (a) Stock options assume net share settlement calculated for the period presented. Balance Sheets

Statements of Operations

thousands except per share amounts	Q4 2022	Q4 2021	FY 2022	FY 2021
REVENUES				
Condominium rights and unit sales	$ 217,397	$ 464,406	$ 677,078	$ 514,597
Master Planned Communities land sales	117,033	194,093	316,065	346,217
Rental revenue	103,022	99,740	399,103	369,330
Other land, rental and property revenues	24,611	31,637	144,481	152,619
Builder price participation	19,942	15,800	71,761	45,138
Total revenues	**482,005**	**805,676**	**1,608,488**	**1,427,901**
EXPENSES				
Condominium rights and unit cost of sales	154,957	345,714	483,983	414,199
Master Planned Communities cost of sales	44,162	89,702	119,466	153,630
Operating costs	80,626	74,133	317,389	293,999
Rental property real estate taxes	13,719	12,879	54,033	55,398
Provision for (recovery of) doubtful accounts	(279)	1,485	1,959	(459)
General and administrative	20,898	20,857	81,772	81,990
Depreciation and amortization	52,777	49,705	200,361	205,100
Other	3,992	2,415	11,977	10,668
Total expenses	**370,852**	**596,890**	**1,270,940**	**1,214,525**
OTHER				
Provision for impairment	—	—	—	(13,068)
Gain (loss) on sale or disposal of real estate and other assets, net	25,669	(7,395)	29,678	53,079
Other income (loss), net	(588)	763	1,909	(11,515)
Total other	**25,081**	**(6,632)**	**31,587**	**28,496**
Operating income (loss)	136,234	202,154	369,135	241,872
Interest income	2,545	23	3,818	107
Interest expense	(30,928)	(32,831)	(110,891)	(130,036)
Gain (loss) on extinguishment of debt	(1,732)	(471)	(2,377)	(38,014)
Equity in earnings (losses) from unconsolidated ventures	(34,077)	(25,667)	(14,549)	(9,852)
Income (loss) before income taxes	72,042	143,208	245,136	64,077
Income tax expense (benefit)	18,678	31,859	60,500	15,153
Net income (loss)	53,364	111,349	184,636	48,924
Net (income) loss attributable to noncontrolling interests	(613)	2,451	(103)	7,176
Net income (loss) attributable to common stockholders	**$ 52,751**	**$ 113,800**	**$ 184,533**	**$ 56,100**
Basic income (loss) per share	**$ 1.07**	**$ 2.09**	**$ 3.65**	**$ 1.03**
Diluted income (loss) per share	**$ 1.07**	**$ 2.09**	**$ 3.65**	**$ 1.03**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q4 2022	Q4 2021	$ Change	% Change	FY 2022	FY 2021	$ Change	% Change
Same Store Office								
Houston, TX	$ 19,249	$ 19,840	$ (591)	(3)%	$ 73,776	$ 72,764	$ 1,012	1 %
Columbia, MD	5,154	6,272	(1,118)	(18)%	23,413	22,659	754	3 %
Las Vegas, NV	3,467	3,796	(329)	(9)%	14,027	14,416	(389)	(3)%
Total Same Store Office	**27,870**	**29,908**	**(2,038)**	**(7)%**	**111,216**	**109,839**	**1,377**	**1 %**
Same Store Retail								
Houston, TX	2,787	2,607	180	7 %	10,155	9,673	482	5 %
Columbia, MD	376	303	73	24 %	1,896	1,483	413	28 %
Las Vegas, NV	6,548	6,356	192	3 %	23,876	24,733	(857)	(3)%
Honolulu, HI	3,053	4,346	(1,293)	(30)%	14,574	15,583	(1,009)	(6)%
Total Same Store Retail	**12,764**	**13,612**	**(848)**	**(6)%**	**50,501**	**51,472**	**(971)**	**(2)%**
Same Store Multi-Family								
Houston, TX	6,850	6,671	179	3 %	27,787	21,119	6,668	32 %
Columbia, MD	1,558	1,617	(59)	(4)%	6,492	4,473	2,019	45 %
Las Vegas, NV	1,746	1,641	105	6 %	7,289	6,799	490	7 %
Company's share of NOI from unconsolidated ventures	1,831	1,633	198	12 %	7,271	6,665	606	9 %
Total Same Store Multi-Family	**11,985**	**11,562**	**423**	**4 %**	**48,839**	**39,056**	**9,783**	**25 %**
Same Store Other								
Houston, TX	2,207	1,696	511	30 %	7,510	6,762	748	11 %
Columbia, MD	99	17	82	482 %	(42)	(42)	—	— %
Las Vegas, NV	(2,047)	(1,533)	(514)	(34)%	6,246	6,510	(264)	(4)%
Honolulu, HI	15	24	(9)	(38)%	237	238	(1)	— %
Company's share of NOI from unconsolidated ventures	589	680	(91)	(13)%	6,428	6,302	126	2 %
Total Same Store Other	**863**	**884**	**(21)**	**(2)%**	**20,379**	**19,770**	**609**	**3 %**
Total Same Store NOI	**53,482**	**55,966**	**(2,484)**	**(4)%**	**230,935**	**220,137**	**10,798**	**5 %**
Non-Same Store NOI	**1,590**	**1,451**	**139**	**10 %**	**8,548**	**6,365**	**2,183**	**34 %**
Total Operating Assets NOI	**$ 55,072**	**$ 57,417**	**$ (2,345)**	**(4)%**	**$ 239,483**	**$ 226,502**	**$ 12,981**	**6 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 Same Store Metrics Stabilized Leasing Percentages Office 85% 89% 88% 90% 91 % Retail 95% 96% 95% 94% 94 % Multi-Family 95% 96% 96% 98% 99 % Unstabilized Leasing Percentages (a) Office — % 71% 64% 52% 52 % Retail — % 90% 78% 72% 72 % Same Store NOI Office $ 27,870 $ 28,430 $ 29,739 $ 25,177 $ 29,908 Retail 12,764 12,312 13,594 11,831 13,612 Multi-Family 11,985 12,559 12,435 11,860 11,562 Other 863 5,856 7,890 5,770 884 Total Same Store NOI $ 53,482 $ 59,157 $ 63,658 $ 54,638 $ 55,966 Quarter over Quarter Change in Same Store NOI (10) % (7) % 17% (2) % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) As of Q4 2022, all same store properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total Sq. Ft.	Total Units	Q4 2022 Occupied (#) Sq. Ft.	Q4 2022 Occupied (#) Units	Q4 2022 Leased (#) Sq. Ft.	Q4 2022 Leased (#) Units	Q4 2022 Occupied (%) Sq. Ft.	Q4 2022 Occupied (%) Units	Q4 2022 Leased (%) Sq. Ft.	Q4 2022 Leased (%) Units	Q4 2022 Annualized NOI (b)	Stabilized NOI	Time to Stabilize (Years) (c)
Stabilized Properties														
Office - Houston	100 %	3,968,103	—	3,213,673	—	3,316,328	—	81 %	— %	84 %	— %	$ 77,140	$ 110,040	—
Office - Columbia	100 %	1,701,564	—	1,318,482	—	1,446,247	—	77 %	— %	85 %	— %	21,790	35,380	—
Office - Summerlin	100 %	532,428	—	502,699	—	508,953	—	94 %	— %	96 %	— %	14,480	14,900	—
Retail - Houston	100 %	358,577	—	310,138	—	327,606	—	86 %	— %	91 %	— %	11,240	12,700	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	2,760	2,710	—
Retail - Hawai'i	100 %	855,079	—	755,961	—	768,923	—	88 %	— %	90 %	— %	18,570	24,810	—
Retail - Summerlin	100 %	803,145	—	786,983	—	801,090	—	98 %	— %	100 %	— %	26,970	26,300	—
Multi-Family - Houston (d)	100 %	34,419	2,610	32,438	2,429	33,473	2,503	94 %	93 %	97 %	96 %	33,180	39,980	—
Multi-Family - Columbia (d)	Various	97,294	1,199	53,587	1,090	84,420	1,118	55 %	91 %	87 %	93 %	14,170	16,860	—
Multi-Family - Summerlin (d)	100 %	—	391	—	365	—	370	— %	93 %	— %	95 %	7,160	7,650	—
Self-Storage - Houston	100 %	—	1,364	—	1,256	—	1,266	— %	92 %	— %	93 %	1,390	1,390	—
Other - Summerlin (e)	Various	—	—	—	—	—	—	— %	— %	— %	— %	12,820	14,270	—
Other Assets (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	8,390	10,000	—
Total Stabilized Properties (f)												**$ 250,060**	**$ 316,990**	—
Unstabilized Properties														
Office - Houston	100 %	52,689	—	—	—	20,000	—	— %	— %	38 %	— %	$ —	$ 1,390	1.8
Office - Summerlin	100 %	265,898	—	4,078	—	132,992	—	2 %	— %	50 %	— %	—	8,370	3.0
Retail - Hawai'i	100 %	48,029	—	17,674	—	20,544	—	37 %	— %	43 %	— %	410	1,920	2.7
Multi-Family - Houston (d)	100 %	—	358	—	80	—	126	— %	22 %	— %	35 %	—	4,360	2.5
Multi-Family - Columbia (d)	100 %	32,692	472	—	28	15,946	52	— %	6 %	49 %	11 %	—	9,320	3.0
Total Unstabilized Properties												**$ 410**	**$ 25,360**	**2.7**

HOWARD HUGHES

13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q4 2022 Occupied (#)		Q4 2022 Leased (#)		Q4 2022 Occupied (%)		Q4 2022 Leased (%)		Q4 2022 Annualized NOI (b)	Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 3,200	4.0
Office - Summerlin	100 %	147,000	—	—	—	—	—	— %	— %	— %	— %	n/a	4,300	4.0
Retail - Hawai'i	100 %	26,800	—	—	—	—	—	— %	— %	— %	— %	n/a	1,900	5.3
Multi-Family - Houston (d)	100 %	—	263	—	—	—	—	— %	— %	— %	— %	n/a	4,860	3.0
Multi-Family - Summerlin (d)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,900	4.0
Total Under Construction Properties												**n/a**	**$ 20,160**	**4.2**
Total / Wtd. Avg. for Portfolio												**$ 250,470**	**$ 362,510**	**3.6**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2022 NOI were not annualized.
(c) The expected stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.

HOWARD HUGHES

14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q4 2022 % Occ. (a)	Q4 2022 % Leased (a)	Annualized Q4 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	55 %	55 %	$ 2,840	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,714	78 %	78 %	4,090	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	93 %	95 %	9,340	8,240
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	56 %	65 %	5,390	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,580	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	520	570
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	4,970	6,450
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,530	4,400
9303 New Trails	Houston, TX	100 %	97,967	37 %	42 %	170	1,530
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,540	2,620
3 Waterway Square	Houston, TX	100 %	232,021	91 %	91 %	6,000	6,500
4 Waterway Square	Houston, TX	100 %	218,551	80 %	80 %	3,150	6,860
The Woodlands Towers at the Waterway (d)	Houston, TX	100 %	1,401,048	78 %	83 %	24,330	43,400
1400 Woodloch Forest	Houston, TX	100 %	95,667	84 %	84 %	690	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	890,797	77 %	79 %	9,080	14,330
Columbia Office Properties	Columbia, MD	100 %	63,831	52 %	84 %	280	1,400
One Mall North	Columbia, MD	100 %	97,088	58 %	62 %	810	1,950
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,530	5,400
Two Merriweather	Columbia, MD	100 %	124,016	98 %	98 %	2,430	3,100
6100 Merriweather	Columbia, MD	100 %	319,200	68 %	94 %	3,660	9,200
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,390	4,520
One Summerlin	Las Vegas, NV	100 %	206,279	86 %	89 %	6,270	6,440
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,820	3,940
Total Office			**6,202,095**			**$ 113,410**	**$ 160,320**
Retail							
Creekside Park West	Houston, TX	100 %	72,976	86 %	97 %	$ 2,330	$ 2,200
Hughes Landing Retail	Houston, TX	100 %	125,803	85 %	93 %	3,690	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	560	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	84 %	84 %	1,590	1,800
20/25 Waterway Avenue	Houston, TX	100 %	50,062	83 %	83 %	1,660	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	1,100	870
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	310	300
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,230	2,310
Merriweather District Area 3 Retail	Columbia, MD	100 %	10,700	100 %	100 %	530	400
Ward Village Retail	Honolulu, HI	100 %	855,079	88 %	90 %	18,570	24,810
Downtown Summerlin (e)	Las Vegas, NV	100 %	803,145	98 %	100 %	26,970	26,300
Total Retail			**2,116,700**			**$ 59,540**	**$ 66,520**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2022 % Occ.(a) Rentable Sq. Ft.	Q4 2022 % Occ.(a) Units	Q4 2022 % Leased (a) Rentable Sq. Ft.	Q4 2022 % Leased (a) Units	Annualized Q4 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	93 %	n/a	96 %	$ 2,570	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	93 %	n/a	96 %	4,100	4,780
Lakeside Row	Houston, TX	100 %	—	312	n/a	94 %	n/a	96 %	2,580	3,870
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	91 %	n/a	95 %	3,510	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	94 %	n/a	96 %	3,050	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	91 %	93 %	96 %	94 %	6,820	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	94 %	n/a	96 %	2,600	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	100 %	94 %	100 %	98 %	7,950	8,530
Juniper Apartments	Columbia, MD	100 %	55,677	382	21 %	93 %	77 %	96 %	6,730	9,160
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	100 %	88 %	100 %	90 %	3,430	3,450
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	91 %	100 %	94 %	4,010	4,250
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	94 %	n/a	95 %	2,050	2,500
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	94 %	5,110	5,150
Total Multi-family (f)			**131,713**	**4,200**					**$ 54,510**	**$ 64,490**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 250	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,390	1,520
HHC 242 Self-Storage	Houston, TX	100 %	—	634	n/a	92 %	n/a	93 %	710	710
HHC 2978 Self-Storage	Houston, TX	100 %	—	730	n/a	92 %	n/a	92 %	680	680
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	20	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	2,260	2,380
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,940	2,300
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,760	2,180
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	580	580
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	4,640	4,640
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	7,600	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	770	1,090
Total Other			**135,801**	**1,364**					**$ 22,600**	**$ 25,660**
Total Stabilized									**$ 250,060**	**$ 316,990**

(a) Percentage Occupied and Percentage Leased are as of December 31, 2022.
(b) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.
(c) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2022 NOI were not annualized.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

HOWARD HUGHES

HH

16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2022 % Occ. (a) Rentable Sq. Ft.	Q4 2022 % Occ. (a) Units	Q4 2022 % Leased (a) Rentable Sq. Ft.	Q4 2022 % Leased (a) Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q4 2022 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office														
Creekside Park Medical Plaza	Houston, TX	100 %	32,689	—	— %	n/a	— %	n/a	$ 5,387	$ 10,351	$ —	$ 790	2025	8 %
Memorial Hermann Medical Office Building	Houston, TX	100 %	20,000	—	— %	n/a	100 %	n/a	4,368	6,237	—	600	2023	10 %
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	2 %	n/a	50 %	n/a	85,429	121,515	—	8,370	2025	7 %
Total Office			**318,587**	**—**					**$ 95,184**	**$ 138,103**	**$ —**	**$ 9,760**		
Retail														
A'ali'i (c)	Honolulu, HI	100 %	11,175	—	88 %	n/a	88 %	n/a	$ —	$ —	$ 410	$ 640	2024	— %
Kō'ula (c)	Honolulu, HI	100 %	36,854	—	21 %	n/a	29 %	n/a	—	—	—	1,280	2025	— %
Total Retail			**48,029**	**—**					**$ —**	**$ —**	**$ 410**	**$ 1,920**		
Multi-Family														
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	22 %	— %	35 %	$ 51,228	$ 60,572	$ —	$ 4,360	2025	7 %
Marlow	Columbia, MD	100 %	32,692	472	— %	6 %	49 %	11 %	98,034	130,490	—	9,320	2025	7 %
Total Multi-Family			**32,692**	**830**					**$ 149,262**	**$ 191,062**	**$ —**	**$ 13,680**		
Total Unstabilized									**$ 244,446**	**$ 329,165**	**$ 410**	**$ 25,360**		

(a) Percentage Occupied and Percentage Leased are as of December 31, 2022.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

HHH

17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office										
South Lake Medical Office Building	Columbia, MD	100 %	86,000	21 %	Q3 2022	2027	$ 4,594	$ 44,833	$ 3,200	7 %
Summerlin South Office	Las Vegas, NV	100 %	147,000	— %	Q4 2022	2026	4,635	53,942	4,300	8 %
Total Office			**233,000**				**$ 9,229**	**$ 98,775**	**$ 7,500**	
Retail										
The Park Ward Village (c)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	$ —	$ —	$ 1,900	— %
Total Retail			**26,800**				**$ —**	**$ —**	**$ 1,900**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
Tanager Echo	Las Vegas, NV	100 %	294	$ 2,148	Q2 2021	2026	$ 57,494	$ 86,853	$ 5,900	7 %
Wingspan (d)	Houston, TX	100 %	263	2,460	Q2 2022	2026	11,699	86,548	4,860	6 %
Total Multi-family			**557**				**$ 69,193**	**$ 173,401**	**$ 10,760**	
Total Under Construction							**$ 78,422**	**$ 272,176**	**$ 20,160**	

(a) Represents leases signed as of December 31, 2022.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) Wingspan is our first single-family rental community in Bridgeland. The project, which will include 263 homes, is expected to start welcoming residents in 2024.

HOWARD HUGHES

18

Seaport Operating Performance

Q4 2022 *thousands except sq. ft. and percentages*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q4 2022 Total
Revenues (f)	$ 3,703	$ 331	$ 9,074	$ 3,212	$ 2,095	$ 18,415
Operating expenses (f)	(10,202)	(225)	(10,125)	(767)	(3,745)	(25,064)
Adjustments to arrive at NOI	1,057	(92)	817	(42)	(1)	1,739
Seaport NOI	$ (5,442)	$ 14	$ (234)	$ 2,403	$ (1,651)	$ (4,910)
Company's share of NOI from unconsolidated ventures (f)	—	—	(112)	(15,618)	—	(15,730)
Total Seaport NOI (g)	$ (5,442)	$ 14	$ (346)	$ (13,215)	$ (1,651)	$ (20,640)
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	346,136	13,000 / 21	51,606	53,783	21,077	
Leased Sq. Ft. / units (h)	195,201	— / 21	50,970	53,783	21,077	
% Leased or occupied (h)	56 %	— % / 100 %	99 %	100 %	100 %	
Development						
Development costs incurred	$ 564,791	$ —	$ —	$ 195,524	$ —	$ 760,315
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 204,870	$ —	$ 799,238

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHC and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended December 31, 2022, these businesses include, among others, The Fulton, Mister Dips, Carne Mare and Malibu Farm. Managed Businesses also includes the Company's share of NOI from Ssäm Bar and Jean-Georges Restaurants.
(d) The Company owns 100% of the Tin Building which was completed and placed in service during the third quarter of 2022. The Company leased 100% of the space to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's share of NOI from unconsolidated ventures.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from unconsolidated ventures. See page 33 for the reconciliation of Total Seaport NOI.
(h) Leased square footage and percent leased for Landlord Operations includes agreements with terms of less than one year.

HOWARD HUGHES

19

Ward Village - Sold Out Condominiums

As of December 31, 2022	Waiea	Anaha	Ae'o	Ke Kilohana (a)	Victoria Place	Total
Key Metrics (*$ in thousands*)						
Type of building	Luxury	Luxury	Upscale	Workforce	Luxury	
Number of units	177	317	465	423	349	1,731
Avg. unit Sq. Ft.	2,138	1,417	838	696	1,164	1,108
Condo Sq. Ft.	378,488	449,205	389,663	294,273	406,351	1,917,980
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	n/a	122,950
Stabilized retail NOI	$450	$1,200	$2,400	$1,200	n/a	$5,250
Stabilization year	2017	2020	2019	2020	n/a	
Development progress (*$ in thousands*)						
Status	Completed	Completed	Completed	Completed	Under Construction	
Start date	Q2 2014	Q4 2014	Q1 2016	Q4 2016	Q1 2021	
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	2024	
Total development cost	$598,664	$403,974	$430,737	$218,406	$503,271	$2,155,052
Cost-to-date	548,779	403,708	430,028	217,002	182,607	1,782,124
Remaining to be funded	$49,885	$266	$709	$1,404	$320,664	$372,928
Financial Summary (*$ in thousands*)						
Units closed through December 31, 2022	177	317	465	423	—	1,382
Units under contract through December 31, 2022	—	—	—	—	349	349
Total % of units closed or under contract	100%	100%	100%	100%	100%	100%
Units closed in Q4 2022	1	—	—	—	—	1
Square footage closed or under contract (total)	378,488	449,205	389,663	294,273	406,351	1,917,980
Total % square footage closed or under contract	100%	100%	100%	100%	100%	100%
Total cash received (closings & deposits)	$698,243	$515,877	$512,770	$218,536	$157,526	$2,102,952
Total GAAP revenue recognized	$698,243	$515,877	$512,770	$218,536	$—	$1,945,426
Total future GAAP revenue for units under contract	$—	$—	$—	$—	$774,584	$774,584
Deposit Reconciliation (*thousands*)						
Spent towards construction	$—	$—	$—	$—	$106,018	$106,018
Held for future use (b)	—	—	—	—	51,508	51,508
Total deposits from sales commitment	$—	$—	$—	$—	$157,526	$157,526

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.
(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

HOWARD HUGHES
20

Ward Village - Completed or Under Construction Condominiums Remaining to be Sold

As of December 31, 2022	'A'ali'i	Kō'ula	The Park Ward Village	Total
Key Metrics (*$ in thousands*)				
Type of building	Upscale	Upscale	Upscale	
Number of units	750	565	545	1,860
Avg. unit Sq. Ft.	520	725	846	678
Condo Sq. Ft.	390,097	409,612	460,864	1,260,573
Street retail Sq. Ft. (a)	11,175	36,854	26,800	74,829
Stabilized retail NOI	$640	$1,280	$1,900	$3,820
Stabilization year	2024	2025	2028	
Development progress (*$ in thousands*)				
Status	Completed	Completed	Under Construction	
Start date	Q4 2018	Q3 2019	Q4 2022	
Completion / Est. Completion date	Q4 2021	Q3 2022	2025	
Total development cost	$394,908	$487,039	$620,065	$1,502,012
Cost-to-date	381,273	399,029	49,274	829,576
Remaining to be funded	$13,635	$88,010	$570,791	$672,436
Financial Summary (*$ in thousands*)				
Units closed through December 31, 2022	719	549	—	1,268
Units under contract through December 31, 2022	—	1	501	502
Units remaining to be sold through December 31, 2022	31	15	44	90
Total % of units closed or under contract	95.9%	97.3%	91.9%	95.2%
Units closed in Q4 2022	7	151	—	158
Units under contract in Q4 2022	6	4	4	14
Square footage closed or under contract (total)	365,665	400,893	427,878	1,194,436
Total % square footage closed or under contract	93.7%	97.9%	92.8%	94.8%
Total cash received (closings & deposits)	$504,701	$619,932	$129,727	$1,254,360
Total GAAP revenue recognized	$504,701	$619,796	$—	$1,124,497
Total future GAAP revenue for units under contract	$—	$1,399	$651,359	$652,758
Expected avg. price per Sq. Ft.	$1,300 - $1,350	$1,500 - $1,550	$1,500 - $1,550	
Deposit Reconciliation (*thousands*)				
Spent towards construction	$—	$—	$—	$—
Held for future use (b)	—	—	129,727	129,727
Total deposits from sales commitment	$—	$—	$129,727	$129,727

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of December 31, 2022 *thousands*	Location	Total Estimated Costs (a)	Costs Paid Through December 31, 2022	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
Juniper Apartments (c)	Columbia, MD	$ 116,386	$ 108,241	$ 8,145	$ —	$ —	$ 8,145	Completed
Marlow	Columbia, MD	130,490	98,034	32,456	—	31,689	767	Completed
6100 Merriweather (c)	Columbia, MD	138,221	118,804	19,417	—	—	19,417	Completed
Creekside Park Medical Plaza (c)(d)	Houston, TX	10,351	5,387	4,964	—	5,052	(88)	Completed
Memorial Hermann Medical Office Building (c)(d)	Houston, TX	6,237	4,368	1,869	—	2,094	(225)	Completed
Starling at Bridgeland (d)	Houston, TX	60,572	51,228	9,344	—	11,514	(2,170)	Completed
1700 Pavilion (c)(d)	Las Vegas, NV	121,515	85,429	36,086	—	36,935	(849)	Completed
Total Operating Assets		583,772	471,491	112,281	—	87,284	24,997	
Pier 17 and Historic District Area / Uplands (c)	New York, NY	594,368	564,791	29,577	—	—	29,577	Completed
Tin Building	New York, NY	204,870	195,524	9,346	—	—	9,346	Completed
Total Seaport Assets		799,238	760,315	38,923	—	—	38,923	
South Lake Medical Office Building	Columbia, MD	44,833	4,594	40,239	—	—	40,239	2024
Wingspan	Houston, TX	86,548	11,699	74,849	—	54,065	20,784	2024
Summerlin South Office	Las Vegas, NV	53,942	4,635	49,307	—	—	49,307	Q4 2023
Tanager Echo	Las Vegas, NV	86,853	57,494	29,359	—	28,001	1,358	Q2 2023
'A'ali'i	Honolulu, HI	394,908	381,273	13,635	—	—	13,635	Completed
Kō'ula	Honolulu, HI	487,039	399,029	88,010	75,633	—	12,377	Completed
The Park Ward Village	Honolulu, HI	620,065	49,274	570,791	136,902	392,000	41,889	2025
Victoria Place (e)	Honolulu, HI	503,271	182,607	320,664	44,624	303,630	(27,590)	2024
Waiea (f)	Honolulu, HI	598,664	548,779	49,885	—	—	49,885	Completed
Total Strategic Developments		2,876,123	1,639,384	1,236,739	257,159	777,696	201,884	
Total		$ 4,259,133	$ 2,871,190	$ 1,387,943	$ 257,159	$ 864,980	$ 265,804	
South Lake Medical Office Building financing (g)							(23,760)	
Summerlin South Office financing (g)							(27,000)	
Estimated costs to be funded net of financing costs, assuming closing on estimated financing							$ 215,044	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.

(c) Final completion is dependent on lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHC, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(e) The negative balance represents equity that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.

(f) Total estimated cost includes $139.2 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

(g) We expect to secure financing to fund these developments in early 2023.

HOWARD HUGHES

22

Portfolio Key Metrics

	MPC Regions								Non-MPC Regions		
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo	Columbia	Total	Hawai'i	Seaport	Total
As of December 31, 2022	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	Columbia, MD	MPC Regions	Honolulu, HI	New York, NY	Non-MPC
Stabilized Properties											
Office Sq.Ft.	3,968,103	—	—	532,428	—	—	1,701,564	6,202,095	—	—	—
Retail Sq. Ft. (a)	325,049	—	67,947	803,145	—	—	197,193	1,393,334	855,079	13,000	868,079
Multi-family units	2,298	—	312	391	—	—	1,199	4,200	—	21	21
Self-Storage Units	1,364	—	—	—	—	—	—	1,364	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	—	135,801	—	—	—
Unstabilized Properties											
Office Sq.Ft.	52,689	—	—	265,898	—	—	—	318,587	—	188,450	188,450
Retail Sq.Ft.	—	—	—	—	—	—	32,692	32,692	48,029	284,152	332,181
Multi-family units	—	—	358	—	—	—	472	830	—	—	—
Under Construction Properties											
Office Sq.Ft.	—	—	—	147,000	—	—	86,000	233,000	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	—	—	26,800	—	26,800
Multi-family units	—	—	263	294	—	—	—	557	—	—	—
Residential Land											
Total gross acreage/condos (b)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	16,450 ac	117,895 ac	3,591	n/a	3,591
Current Residents (b)	120,000	2,375	20,000	123,000	—	—	112,000	377,375	n/a	n/a	—
Remaining saleable acres/ condos under construction or complete	43 ac	736 ac	2,179 ac	2,618 ac	17,770 ac	1,230 ac	n/a	24,576 ac	90	n/a	90
Estimated price per acre (c)	$2,493,000	$333,000	$544,000	$902,000	$332,000	$305,000	n/a		n/a	n/a	
Commercial Land											
Total acreage remaining	737 ac	167 ac	1,157 ac	700 ac	9,578 ac	337 ac	96 ac	12,772 ac	n/a	n/a	—
Estimated price per acre (c)	$961,000	$531,000	$679,000	$1,172,000	$204,000	$173,000	$580,000		n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in Multi-family assets shown as Retail square feet.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31, 2022.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2023 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia Total Floreo (a) thousands Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Revenues: Residential land sale revenues $ 21,864 $ 2,063 $ 6,097 $ 10,789 $ 33,833 $ 41,571 $ 33,924 $ 139,065 $ — $ — $ — $ — $ 95,718 $ 193,488 $ — $ — Commercial land sale revenues — — — — 21,315 605 — — — — — — 21,315 605 — — Builder price participation 305 454 880 622 2,370 1,007 16,387 13,718 — — — — 19,942 15,801 — — Other land sale revenues 140 133 1 4 60 101 4,199 4,688 — — — — 4,400 4,926 — — Total revenues 22,309 2,650 6,978 11,415 57,578 43,284 54,510 157,471 — — — — 141,375 214,820 — — Expenses: Cost of sales - residential land (12,310) (1,108) (2,506) (4,316) (9,643) (11,182) (13,628) (72,933) — — — — (38,087) (89,539) — — Cost of sales - commercial land — — — — (6,075) (163) — — — — — — (6,075) (163) — — Real estate taxes (2,673) (985) (7) 66 (1,301) (907) (545) (580) (4) — (154) (152) (4,684) (2,558) (45) — Land sales operations (2,123) (2,754) (1,225) (1,321) (3,234) (1,758) (4,081) (2,991) (261) (3) (1,048) (118) (11,972) (8,945) (826) (3) Total operating expenses (17,106) (4,847) (3,738) (5,571) (20,253) (14,010) (18,254) (76,504) (265) (3) (1,202) (270) (60,818) (101,205) (871) (3) Depreciation and amortization (32) (33) (2) (2) (35) (35) (29) (24) (10) — — — (108) (94) (26) (3) Interest income (expense), net 394 330 564 404 5,481 3,924 8,169 6,291 — — — — 14,608 10,949 (364) (10) Gain (loss) on extinguishment of debt — — — — — — — — — — — — — — (296) — Equity in earnings (losses) from unconsolidated ventures (b) — — — — — — (17,665) 4,839 (732) (8) — — (18,397) 4,831 — — MPC Segment EBT $ 5,565 $ (1,900) $ 3,802 $ 6,246 $ 42,771 $ 33,163 $ 26,731 $ 92,073 $ (1,007) $ (11) $ (1,202) $ (270) $ 76,660 $ 129,301 $ (1,557) $ (16) (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from unconsolidated ventures for Teravalis reflects our share of earnings in our Floreo joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia Floreo (a) thousands Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Q4 2022 Q4 2021 Key Performance Metrics: Residential Total acres closed in current period 7.4 ac 2.4 ac 15.4 ac 30.8 ac 61.0 ac 83.6 ac 23.7 ac 216.4 ac — — — — — — Price per acre achieved $2,955 $860 $393 $350 $555 $497 $1,273 $624 $— $— $— $— $— $— Avg. gross margins 43.7% 46.3% 58.9% 60.0% 71.5% 73.1% 59.8% 47.6% —% —% —% —% —% —% Commercial Total acres closed in current period — — — — 84.3 ac 40.0 ac — — — — — — — — Price per acre achieved $— $— $— $— $453 $174 $— $— $— $— $— $— $— $— Avg. gross margins — % — % — % — % 71.5% 73.1% — % —% — % —% — % —% —% —% Avg. combined before-tax net margins 43.7% 46.3% 58.9% 60.0% 71.5% 73.1% 59.8% 47.6% —% —% — % —% —% —% Key Valuation Metrics: Remaining saleable acres Residential 43 ac 736 ac 2,179 ac 2,618 ac 17,770 ac — 1,230 ac Commercial 737 ac 167 ac 1,157 ac 700 ac 9,578 ac 96 ac 337 ac Projected est. % superpads / lot size —% / — —% / — —% / — 63% / 0.25 ac —% / — NM —% / — Projected est. % single-family detached lots / lot size 56% / 0.32 ac 83% / 0.21 ac 89% / 0.24 ac —% / — 81% / 0.22 ac NM 100% / 0.24 ac Projected est. % single-family attached lots / lot size 44% / 0.12 ac 17% / 0.14 ac 9% / 0.09 ac —% / — 19% / 0.11 ac NM —% / —% Projected est. % custom homes / lot size —% / — —% / — 2% / 0.63 ac 37% / 0.45 ac —% / — NM —% / — Estimated builder sale velocity (blended total - TTM) (b) 2 19 54 65 NM NM NM Projected GAAP gross margin (c) 74.7% 76.2% 58.9% 60.0% 71.5% 73.1% 61.4% 52.8% 87.3% 87.3% NM 44.4% 44.4% Projected cash gross margin (c) 96.3% 86.0% 87.2% 78.0% 87.6% NM 60.5% Residential sellout / Commercial buildout date estimate Residential 2025 2030 2036 2043 2081 — 2034 Commercial 2034 2030 2045 2039 2081 2024 (d) 2035 (a) This represents 100% of Floreo performance and valuation metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2022. (c) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. (d) Columbia land development is complete. The sale of remaining land and/or development of additional commercial assets will occur as the market dictates. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2023 $ 9,284 3.83% $ 38.04 $ 11,059 10.22% $ 52.48 2024 14,376 5.93% 39.55 6,726 6.22% 46.79 2025 25,988 10.72% 43.08 19,471 18.00% 54.62 2026 10,840 4.48% 42.66 9,219 8.52% 41.53 2027 31,391 12.95% 40.77 7,185 6.64% 44.68 2028 18,870 7.79% 43.80 5,620 5.20% 47.18 2029 16,011 6.61% 44.70 6,384 5.90% 42.80 2030 23,017 9.50% 47.26 6,055 5.60% 64.39 2031 8,351 3.45% 51.90 5,584 5.16% 56.02 2032 52,153 21.51% 52.47 6,542 6.05% 57.71 Thereafter 32,204 13.23% 43.08 24,382 22.49% 42.73 Total $ 242,485 100.00% $ 108,227 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2022 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033+ Retail 2033+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Acquisition / Disposition Activity thousands except rentable Sq. Ft. / Units / Acres Q4 2022 Acquisitions Date Acquired Property % Ownership Location Acres Acquisition Price No acquisition activity to report for Q4 2022 Q4 2022 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price December 30, 2022 Creekside Village Green 100% The Woodlands, Texas 74,670 sq. ft. $28.4 million December 21, 2022 Lake Woodlands Crossing 100% The Woodlands, Texas 60,261 sq. ft. $22.5 million Acquisition/Disposition Activity

HOWARD HUGHES 28 Other Assets Property Name Location % Ownership Acres Notes West End Alexandria (formerly Landmark Mall) Alexandria, VA 58% 41.1 West End Alexandria is a joint venture formed to redevelop the former Landmark Mall into four million square feet of residential, retail, commercial and entertainment offerings with a central plaza and a network of parks and public transportation. The development will be anchored by a new state-of-the-art hospital and medical campus. Demolition began in the second quarter of 2022, with completion of the first buildings expected in 2025. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80% N/A Air rights above the Fashion Show Mall located on the Las Vegas Strip. 250 Water Street New York, NY 100% 1.0 The Company plans to transform the underutilized full-block surface parking lot at the entrance of the Seaport into a mixed-use development including affordable and market rate apartments, community-oriented spaces and office space. Other Assets

Debt Summary

thousands	December 31, 2022	December 31, 2021
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,500,841	1,006,428
Special Improvement District bonds	59,777	69,131
Variable-rate debt (a)		
Senior Secured Credit Facility	—	316,656
Secured mortgages payable, excluding condominium financing	867,570	723,018
Condominium financing	49,000	199,183
Secured Bridgeland Notes due 2026	275,000	275,000
Mortgages, notes and loans payable	4,802,188	4,639,416
Deferred financing costs	(55,005)	(48,259)
Mortgages, notes and loans payable, net	$ 4,747,183	$ 4,591,157

	Net Debt on a Segment Basis as of December 31, 2022 (b)						
thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net	**$ 2,213,179**	**$ 329,297**	**$ 99,762**	**$ 78,682**	**$ 2,720,920**	**$ 2,026,263**	**$ 4,747,183**
Mortgages, notes and loans payable of unconsolidated ventures (c)	90,380	34,680	107	—	125,167	—	125,167
Less:							
Cash and cash equivalents	(143,197)	(148,184)	(11,928)	(559)	(303,868)	(322,785)	(626,653)
Cash and cash equivalents of unconsolidated ventures (c)	(2,053)	(25,060)	(8,860)	(3,883)	(39,856)	—	(39,856)
Special Improvement District receivables	—	(64,091)	—	—	(64,091)	—	(64,091)
Municipal Utility District receivables, net	—	(473,068)	—	—	(473,068)	—	(473,068)
TIF receivable	—	—	—	(1,893)	(1,893)	—	(1,893)
Net Debt	**$ 2,158,309**	**$ (346,426)**	**$ 79,081**	**$ 72,347**	**$ 1,963,311**	**$ 1,703,478**	**$ 3,666,789**

	Consolidated Debt Maturities and Contractual Obligations as of December 31, 2022						
thousands	2023	2024	2025	2026	2027	Thereafter	Total
Mortgages, notes and loans payable	$ 166,062	$ 62,150	$ 386,314	$ 556,475	$ 298,458	$ 3,332,729	$ 4,802,188
Interest payments (d)	261,983	242,078	221,851	194,918	155,947	389,564	1,466,341
Ground lease commitments (e)	2,791	2,847	2,905	2,965	3,026	240,574	255,108
Total	**$ 430,836**	**$ 307,075**	**$ 611,070**	**$ 754,358**	**$ 457,431**	**$ 3,962,867**	**$ 6,523,637**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 30 and 31 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.
(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.
(e) Primarily relates to Seaport ground lease with initial expiration in 2072 and extension options through 2120. Future cash payments are not inclusive of extension options.

HOWARD HUGHES

29

Property-Level Debt

thousands	Q4 2022 Principal	Contract Interest Rate		Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets							
9303 New Trails	$ 9,830	4.88 %	Fixed		4.88 %		Dec-23
4 Waterway Square	28,786	4.88 %	Fixed		4.88 %		Dec-23
Creekside Park West	15,869	L+225	Floating	Swap to fixed	5.23 %	(b)	Mar-23 / Mar-24
6100 Merriweather	76,000	7.67 %	Fixed		7.67 %		Dec-25
9950 Woodloch Forest	97,446	L+195	Floating	Swap to fixed	4.93 %	(b)(c)	Mar-25
3831 Technology Forest Drive	19,712	4.50 %	Fixed		4.50 %		Mar-26
Marlow	50,881	S+305	Floating	Swap to fixed	6.03 %	(b)	Apr-25 / Apr-26
Creekside Park Medical Plaza	2,845	S+205	Floating	Swap to fixed	5.03 %	(b)	Feb-25 / Feb-27
Memorial Hermann Medical Office Building	2,769	S+205	Floating	Swap to fixed	5.03 %	(b)	Feb-25 / Feb-27
Starling at Bridgeland	31,155	S+275	Floating	Swap to fixed	5.73 %	(b)	Apr-26 / Apr-27
20/25 Waterway Avenue	14,500	S+250	Floating	Swap to fixed	5.48 %	(b)	Apr-26 / Apr-27
1700 Pavilion	38,065	L+380	Floating	Cap at 2.50% LIBOR	6.30 %		Sep-25 / Sep-27
Kewalo Basin Harbor	11,232	L+275	Floating	Swap to fixed	5.73 %	(b)	Sep-27
10 - 70 Columbia Corporate Center	58,941	S+300	Floating	Cap at 5.00% SOFR	7.30 %		Dec-25 / Dec-27
One Mall North	16,059	S+300	Floating	Cap at 5.00% SOFR	7.30 %		Dec-25 / Dec-27
Ward Village Retail	200,000	S+260	Floating	Swap to fixed	6.29 %		Dec-26 / Dec-27
Juniper Apartments	117,000	5.68 %	Fixed		5.68 %		Dec-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed		3.39 %		Aug-28
3 Waterway Square	43,209	3.94 %	Fixed		3.94 %		Aug-28
Two Summerlin	40,800	S+175	Floating	Swap to fixed	3.43 %		Feb-27 / Feb-29
One Lakes Edge	67,535	4.50 %	Fixed		4.50 %		Mar-29
Aristocrat	35,060	3.67 %	Fixed		3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed		3.52 %		Oct-29
One Hughes Landing	48,287	4.30 %	Fixed		4.30 %		Dec-29 / Dec-34
1725 Hughes Landing Boulevard	61,207	S+405	Floating	Cap at 5.50% SOFR	8.35 %		Jan-27 / Jan-30
1735 Hughes Landing Boulevard	59,006	S+405	Floating	Cap at 5.50% SOFR	8.35 %		Jan-27 / Jan-30
Two Hughes Landing	46,332	4.20 %	Fixed		4.20 %		Dec-30
Tanager Apartments	58,500	3.13 %	Fixed		3.13 %		May-31
Lakeside Row	35,500	3.15 %	Fixed		3.15 %		Sept-31
1201 Lake Robbins	250,000	3.83 %	Fixed		3.83 %	(c)	Oct-31
Three Hughes Landing	70,000	3.55 %	Fixed		3.55 %		Dec-31

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Property-Level Debt (cont.)

thousands	Q4 2022 Principal	Contract Interest Rate		Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets (cont.)							
The Woodlands Warehouse	13,700	3.65 %	Fixed		3.65 %		Jan-32
8770 New Trails	35,296	L+245	Floating	Swap to fixed	4.89 %		Jan-32 / Jan-42
One Merriweather	49,800	3.53 %	Fixed		3.53 %		Feb-32
Two Merriweather	25,600	3.83 %	Fixed		3.83 %		Feb-32
Millennium Waterway Apartments	51,000	3.94 %	Fixed		3.94 %		Jun-32
Two Lakes Edge	105,000	4.39 %	Fixed		4.39 %		Jun-32
The Lane at Waterway	37,500	4.85 %	Fixed		4.85 %		Jul-32
Creekside Park The Grove	57,000	4.12 %	Fixed		4.12 %		Nov-32
Lakefront North	50,000	6.75 %	Fixed		6.75 %		Dec-32
Constellation Apartments	24,200	4.07 %	Fixed		4.07 %		Jan-33
Hughes Landing Retail	32,912	3.50 %	Fixed		3.50 %		Dec-36
Columbia Regional Building	23,345	4.48 %	Fixed		4.48 %		Feb-37
Las Vegas Ballpark	44,802	4.92 %	Fixed		4.92 %		Dec-39
	$2,236,911						
Master Planned Communities							
Bridgeland Notes due 2026	$ 275,000	S+230	Floating	Swap to fixed	5.28 %	(b),(d)	Sep-26
	$ 275,000						
Seaport							
250 Water Street	$ 100,000	S+361	Floating	Swap to fixed	6.59 %	(b)	Nov-23
	$ 100,000						
Strategic Developments							
Victoria Place	$ 49,000	L+500	Floating	Cap at 2.00% LIBOR	7.00 %		Sep-24 / Sep-26
Tanager Echo	31,499	L+290	Floating	Cap at 2.00% LIBOR	5.40 %		Sep-25 / Sep-27
Wingspan	1	S+275	Floating	Swap to fixed	5.73 %	(b)	Dec-25 / Dec 27
	$ 80,500						
Total (e)	$2,692,411						

(a) Extended maturity assumes exercise of all extension options, some of which have performance requirements.
(b) The Company's interest rate swap with a notional amount of $615 million matures in September 2023.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) In December 2022, the borrowing capacity was expanded from $275.0 million to $475.0 million, resulting in available capacity of $200.0 million as of December 31, 2022.
(e) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

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Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI							
thousands	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	FY 2022	FY 2021
Operating Assets segment EBT (a)	**$ 15,155**	**$ 3,998**	**$ 12,833**	**$ 9,248**	**$ (29,894)**	**$ 41,234**	**$ (45,290)**
Add back:							
Depreciation and amortization	39,483	37,714	38,999	38,430	39,181	154,626	163,031
Interest (income) expense, net	25,183	23,340	21,318	20,118	20,212	89,959	75,391
Equity in (earnings) losses from unconsolidated ventures	(365)	(4,132)	(2,591)	(15,175)	30,111	(22,263)	67,042
(Gain) loss on sale or disposal of real estate and other assets, net	(25,570)	—	(4,018)	—	(27)	(29,588)	(39,168)
(Gain) loss on extinguishment of debt	1,585	—	363	282	471	2,230	1,926
Impact of straight-line rent	(3,958)	(1,744)	(3,101)	(2,438)	(4,685)	(11,241)	(14,715)
Other	1,139	(519)	158	49	(5)	827	10,449
Operating Assets NOI	**52,652**	**58,657**	**63,961**	**50,514**	**55,364**	**225,784**	**218,666**
Company's share of NOI from unconsolidated ventures (b)	2,420	2,139	2,386	2,116	2,053	9,061	4,081
Distributions from Summerlin Hospital Investment	—	—	—	4,638	—	4,638	3,755
Total Operating Assets NOI	**$ 55,072**	**$ 60,796**	**$ 66,347**	**$ 57,268**	**$ 57,417**	**$ 239,483**	**$ 226,502**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) The Company's share of NOI related to 110 North Wacker in 2021 is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

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HOWARD HUGHES 33 Reconciliation of Seaport segment EBT to Total NOI thousands Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 FY 2022 FY 2021 Seaport segment EBT (a) $ (32,988) $ (18,114) $ (12,573) $ (20,714) $ (18,146) $ (84,389) $ (58,418) Add back: Depreciation and amortization 11,144 9,651 7,720 7,823 7,941 36,338 30,867 Interest (income) expense, net (899) (1,731) (1,319) 47 309 (3,902) (357) Equity in (earnings) losses from unconsolidated ventures 16,050 11,273 5,239 3,711 291 36,273 1,988 Impact of straight-line rent (1,063) (185) (184) 1,888 367 456 1,632 Other (income) loss, net (b) 2,846 674 433 1,503 3,719 5,456 6,725 Seaport NOI (4,910) 1,568 (684) (5,742) (5,519) (9,768) (17,563) Company's share of NOI from unconsolidated ventures (c) (15,730) (11,034) (4,979) (3,838) (272) (35,581) (592) Total Seaport NOI $ (20,640) $ (9,466) $ (5,663) $ (9,580) $ (5,791) $ (45,349) $ (18,155) (a) EBT excludes corporate expenses and other items that are not allocable to the segments. (b) Includes miscellaneous development-related items. (c) Company's share of NOI for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions. Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended December 31,		Year Ended December 31,	
thousands	2022	2021	2022	2021
Total residential land sales closed in period	$ 92,094	$ 189,423	$ 247,949	$ 329,492
Total commercial land sales closed in period	38,176	6,977	75,383	17,106
Net recognized (deferred) revenue:				
Bridgeland	(16,860)	(6,372)	(18,388)	(8,174)
Woodlands Hills	—	—	(172)	—
Summerlin	1,596	3,274	3,248	(1,568)
Total net recognized (deferred) revenue	(15,264)	(3,098)	(15,312)	(9,742)
Special Improvement District bond revenue	2,027	791	8,045	9,361
MPC land sales revenue - GAAP basis	$ 117,033	$ 194,093	$ 316,065	$ 346,217

Reconciliation of MPC Segment EBT to MPC Net Contribution	Three Months Ended December 31,		Year Ended December 31,	
thousands	2022	2021	2022	2021
MPC segment EBT	$ 76,660	$ 129,301	$ 282,987	$ 316,607
Plus:				
Master Planned Communities cost of sales	44,162	89,702	119,466	153,630
Depreciation and amortization	108	94	394	366
MUD and SID bonds collections, net	92,398	47,528	131,126	46,460
Distributions from unconsolidated ventures	—	2,500	—	114,172
Less:				
MPC development expenditures	(109,924)	(106,696)	(396,102)	(322,255)
MPC land acquisitions	—	(574,253)	—	(574,253)
Equity in (earnings) losses from unconsolidated ventures	18,397	(4,831)	1,407	(59,399)
MPC Net Contribution	$ 121,801	$ (416,655)	$ 139,278	$ (324,672)

Reconciliation of Segment EBTs to Net Income	Three Months Ended December 31,		Year Ended December 31,	
thousands	2022	2021	2022	2021
Operating Assets segment EBT	$ 15,155	$ (29,894)	$ 41,234	$ (45,290)
MPC segment EBT	76,660	129,301	282,987	316,607
Seaport segment EBT	(32,988)	(18,146)	(84,389)	(58,418)
Strategic Developments segment EBT	62,388	110,321	190,238	83,758
Consolidated segment EBT	121,215	191,582	430,070	296,657
Corporate income, expenses and other items	(67,851)	(80,233)	(245,434)	(247,733)
Net income (loss)	53,364	111,349	184,636	48,924
Net (income) loss attributable to noncontrolling interests	(613)	2,451	(103)	7,176
Net income (loss) attributable to common stockholders	$ 52,751	$ 113,800	$ 184,533	$ 56,100

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34

Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income attributable to common shareholders	**$ 52,751**	**$ 113,800**	**$ 184,533**	**$ 56,100**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	51,971	48,792	196,677	200,776
(Gain) loss on sale or disposal of real estate and other assets, net	(25,669)	7,395	(29,678)	(53,079)
Income recognized upon sale of interest in 110 North Wacker	(4)	—	4,910	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	5,760	(1,560)	6,678	11,502
Income recognized upon sale of interest in 110 North Wacker	1	—	(1,124)	—
Impairment of depreciable real estate properties	—	—	—	13,068
Reconciling items related to noncontrolling interests	613	(2,451)	103	(7,176)
Company's share of the above reconciling items from unconsolidated joint ventures	1,088	2,004	4,136	8,622
FFO	**$ 86,511**	**$ 167,980**	**$ 366,235**	**$ 229,813**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	1,732	471	2,377	38,014
Loss on settlement of rate-lock agreement	—	—	—	9,995
Severance expenses	9	84	2,524	763
Non-real estate related depreciation and amortization	806	913	3,684	4,324
Straight-line amortization	(5,022)	(4,315)	(10,785)	(13,047)
Deferred income tax expense (benefit)	25,829	28,331	42,022	10,356
Non-cash fair value adjustments related to hedging instruments	(724)	3,474	6,041	12,660
Share-based compensation	3,861	2,217	12,772	8,830
Other non-recurring expenses (development-related marketing and demolition costs)	3,992	2,415	11,977	10,668
Company's share of the above reconciling items from unconsolidated joint ventures	149	(1,510)	461	(4,834)
Core FFO	**$ 117,143**	**$ 200,060**	**$ 437,308**	**$ 307,542**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(2,845)	(555)	(11,218)	(7,998)
Leasing commissions	(1,987)	(1,200)	(8,142)	(5,400)
AFFO	**$ 112,311**	**$ 198,305**	**$ 417,948**	**$ 294,144**
FFO per diluted share value	**$ 1.75**	**$ 3.08**	**$ 7.24**	**$ 4.21**
Core FFO per diluted share value	**$ 2.37**	**$ 3.67**	**$ 8.65**	**$ 5.63**
AFFO per diluted share value	**$ 2.27**	**$ 3.64**	**$ 8.27**	**$ 5.38**

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35